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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-2 of our report dated May 23, 2002, relating to the consolidated financial statements and financial statement schedule of Unify Corporation for the year ended April 30, 2002 (which report expresses an unqualified opinion on the financial statements and financial statement schedule and includes an explanatory paragraph referring to substantial doubt about the Company's ability to continue as a going concern), appearing in the Annual Report on Form 10-K of Unify Corporation for the year ended April 30, 2004, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
San Jose, California April 27, 2005

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM